UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2007

Atlas Energy Resources, LLC

(Exact name of registrant as specified in its chapter)

Delaware	1-33193	75-3218520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road, Moon Township, PA	15108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 25, 2007, Atlas Energy Resources, LLC (“ATN”) entered into an amendment to its Credit Agreement, dated as of June 29, 2007, with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto (the “Credit Facility”). The amendment clarifies limitations in the Credit Facility on ATN’s ability to enter into swap agreements for its natural gas and oil production, requiring that no swap agreement have a term exceeding 66 months.

Simultaneously with the execution of the amendment to the Credit Facility, the lenders thereunder approved an increase of the conforming borrowing base to $735.0 million from $685.0 million.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	First Amendment to Credit Agreement, dated as of October 25, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 26, 2007	Atlas Energy Resources, LLC

	By:	/s/ Matthew A. Jones
Its Chief Financial Officer